Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
305-406-1886 fax	Fax: 305-406-1960
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces the Appointment of Ray Harris as President

Coral Gables, FL (January 27, 2010) — MasTec, Inc. (NYSE: MTZ) today announced that it has appointed Ray Harris as its President. Mr. Harris will be responsible for leading MasTec’s business development efforts and will report directly to Jose Mas, MasTec’s Chief Executive Officer.

Mr. Harris brings to MasTec over 30 years of experience in the utility and energy industries. Most recently he served as President and CEO of Mesa Power, founded by T. Boone Pickens to develop and finance wind and other renewable energy power projects. In his capacity with Mesa, he primarily concentrated on power project development, acquisition and finance, including the creation of the American Wind Alliance, Mesa’s joint development effort with General Electric.

Previously, Mr. Harris has served as Vice President, Renewable Energy for Texas Utilities, Vice President of Marketing for The Shaw Group and held various positions during a 20-year tenure with Southern Company. Mr. Harris is a 1979 engineering graduate of Auburn University.

Mr. Harris, MasTec’s new President noted, “I am excited to join MasTec which has strategically positioned itself for impressive growth in multiple markets. I am confident that as a team we can significantly grow our energy, heavy industrial and communications businesses.”

Jose Mas, MasTec’s Chief Executive Officer added, “We are thrilled to have someone with Ray’s broad industry experience join our organization and we believe that his extensive background in renewables and utility operations will help accelerate the Company’s growth.”

Mr. Mas concluded, “During the last 2 years, we have transformed MasTec by moving into several new, fast-growing markets where we see significant additional opportunities. The Company is now diversified and well positioned for profitable growth on multiple fronts. By continually strengthening our management team, we believe that our growth and profitability should continue to accelerate. Ray will be an integral part in helping us turn these growth opportunities into additional revenues, profits and shareholder value.”

MasTec is a leading specialty contractor operating mainly throughout the United States across a range of industries. The Company’s core activities are the building, installation, maintenance and upgrade of utility and communications infrastructure, including electrical utility transmission and distribution, wind farms, solar farms, other renewable energy and natural gas infrastructure, wireless, wireline, satellite communication and water and sewer systems. The Company’s corporate website is located at www.mastec.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including further or continued economic downturns, reduced capital expenditures, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; market conditions, technical and regulatory changes that affect us or our customers’ industries; our ability to retain qualified personnel and key management; our ability to retain qualified personnel and key management from acquired businesses and integrate acquisitions with MasTec within the expected timeframes and achieve the revenue, cost savings and earnings levels from the acquisition at or above the levels projected; the impact of the American Recovery and Reinvestment Act of 2009 and any similar local or state regulations affecting renewable energy, electrical transmission, broadband expansion and related projects and expenditures; our ability to attract and retain qualified managers and skilled employees; increases in fuel, maintenance, materials, labor and other costs; any liquidity issues related to our securities held for sale; material changes in estimates for legal costs or case settlements; adverse determinations on any claim, lawsuit or proceeding; the highly competitive nature of our industry; our dependence on a limited number of customers; the ability of our customers to terminate or reduce the amount of work, or in some cases prices paid for services under many of our contracts; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; any exposure related to our divested state Department of Transportation projects and assets; restrictions imposed by our credit facility, senior notes and any future loans or securities; any dilution or stock price volatility which shareholders may experience in connection with shares we may issue as consideration for earn-out obligations entered into, or as a result of conversions of convertible stock issued, in connection with past or future acquisitions, the outcome of our plans for future operations, growth and services, including business development efforts, backlog and acquisitions; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.